Exhibit 10.36
EXECUTION COPY
NOTE AND SHARE PURCHASE AGREEMENT
by and between
IMPERIAL HOLDINGS, LLC
and
the Parties Signatory Hereto
Dated as of November 1, 2010

EXECUTION COPY
     THIS NOTE AND SHARE PURCHASE AGREEMENT (this “Agreement”) is dated effective as of November 1, 2010, by and between Imperial Holdings, LLC, a Florida limited liability company (the “Company”) and the parties signatory hereto (collectively, the “Holder”).
RECITALS
     WHEREAS, as of the date hereof, the Holder owns and holds the outstanding notes identified on Schedule I hereto of the Company (the “Notes”);
     WHEREAS, as of the date hereof, the Holder also owns and holds the common and preferred units identified on Schedule I hereto in the Company (the “Shares”);
     WHEREAS, the Company desires to purchase, and the Holder desires to sell, the Notes and Shares on the terms set forth herein (the “Purchase”); and
AGREEMENT
     In consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:
ARTICLE I
PURCHASE
     Section 1.1 Purchase of Company Notes. The Company agree to purchase, and the Holder agrees to sell, the entire outstanding principal amount of each of the Notes (together with any accrued interest) set forth on Schedule I hereto for the Purchase Price hereinafter set forth. The Company shall Purchase the Notes as identified on Schedule I by paying the Holder the portion of the Purchase Price allocated thereto under Section 1.3.
     Section 1.2 Purchase of Company Shares. The Company agrees to purchase, and the Holder agrees to sell, the Shares (together with any accrued but unpaid dividends or distributions) set forth on Schedule I hereto for the Purchase Price hereinafter set forth.
     Section 1.3 $30,000,000 Purchase Price. The Company shall issue to Holder a mandatorily convertible $30,000,000 promissory note in substantially the form of Exhibit “A” attached hereto (“Convertible Note”) as full and complete consideration for the purchase of the Notes and the Shares (the “Purchase Price”). The Purchase Price shall be allocated among the Holders in proportion to their original loan or investment amounts in such securities or notes, as indicated on Schedule I or as they shall otherwise direct the Company.
     Section 1.4 Procedures. The closing of the Purchase (the “Closing”) will be held as soon as practical after full execution of this Agreement, but in no event later than on November 2, 2010 (the “Closing Date”). No later than 12:00 p.m., New York time, on the Closing Date, the Holder shall deliver and assign the original Notes to the Company and the Shares to the

EXECUTION COPY
Company, duly endorsed for transfer together with such other instruments as may be reasonably requested to transfer full legal and beneficial ownership of the Shares and Notes to the Company. On the Closing Date, the Company shall issue the Convertible Note to the applicable Holder against delivery of the Shares and Notes. For the avoidance of doubt, the Holder shall cease to own the Shares, and the Notes as of the delivery of the Convertible Note to the Holders as contemplated hereby. All transactions contemplated herein to occur on and as of the Closing Date shall be deemed to have occurred simultaneously on such date.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     The Company represents and warrants to, and agrees with, the Holder, as of the date hereof (which representations and warranties shall also be true and correct as of the Closing Date), as follows:
     Section 2.1 Existence and Power. The Company is a duly organized and validly existing limited liability company in good standing under the laws of the State of Florida and has all requisite power and authority to enter into and perform its obligations under this Agreement.
     Section 2.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary limited liability company action on the part of the Company and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforcement may be limited by principles of equity and by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to, limiting or affecting creditors’ rights and remedies generally.
     Section 2.3 No Consent. No material consent, approval, authorization or order of, or qualification with, any Person is required for the performance by the Company of its obligations under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HOLDER
     Each Holder represents and warrants to, and agrees with, the Company as of the date hereof (which representations and warranties shall also be true and correct as of the Closing Date), as follows:
     Section 3.1 Existence and Power. The Holder is duly organized and validly existing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
     Section 3.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Holder, and this Agreement is a valid and binding obligation of the Holder, enforceable against it in accordance with its terms,

EXECUTION COPY
except as enforcement may be limited by principles of equity and by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to, limiting or affecting creditors’ rights and remedies generally.
     Section 3.3 No Consent. No material consent, approval, authorization or order of, or qualification with, any Person is required for the performance by the Holder of its obligations under this Agreement.
     Section 3.4 No Brokers. The Holder has not employed any broker or finder in connection with the transactions contemplated by this Agreement and no broker or finder is entitled to payment of any commission or fee by the Holder in connection with the transactions contemplated by this Agreement.
     Section 3.5 No Encumbrances. The Holder is the sole and exclusive holder and Beneficial Owner of the Notes and Shares free and clear of all liens, pledges, hypothecations, claims, restrictions or encumbrances of any kind, and no other Person has any interest whatsoever in the Notes and Shares. The Purchase provided for herein will vest in the Company valid and absolute title to the Notes and Shares, free and clear of any and all encumbrances, liens, pledges, hypothecations, restrictions, claims, options, agreements and conditions of any kind.
     Section 3.6 Tax Consequences. The Holder has had an opportunity to consult with its own tax advisor with respect to the foreign and U.S. federal, state and local tax consequences of the sale of the Notes and Shares to the Company and the other transactions contemplated or provided by this Agreement. Except as expressly set forth herein, the Holder is relying solely on such advisors and not on any statements or representations of the Company or their representatives regarding the tax aspects of such sale of the Notes and Shares and the other transactions contemplated or provided by this Agreement.
     Section 3.7 All Obligations and Shares. The Notes and the Shares listed on Schedule 1 represent all of the securities Beneficially Owned by the Holder and its Affiliates in the Company and following the Closing Date, the Holder and its Affiliates will own no equity shares or indebtedness of the Company.
     Section 3.8 Purchaser Status and Non-Reliance. Each Holder represents that it has such knowledge and experience in the condition and business of the Company as well as in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Convertible Note and any securities into which it may be converted. Each Holder further acknowledges, represents and warrants that: (i) the Holder is voluntarily assuming all risks associated with the purchase of the Convertible Note and any securities into which it may be converted and warrants and represents that (x) the Company, its Affiliates or their officers, directors, employees, attorneys, consultants or agents (“Related Parties”) have not made, and each Holder disclaims the existence of or its reliance on, any representation by the Company or their Related Parties concerning the Company or the Convertible Note and (y) the Holder is not relying on any disclosure or non-disclosure made or not made by the Company or their Related Parties, or the completeness thereof, in connection with or arising out of the purchase of the

EXECUTION COPY
Convertible Note hereunder or in connection herewith, and therefore have no claims against the Company or their Related Parties with respect thereto; and (ii) if any such claim may exist, Holder, recognizing its disclaimer of reliance and the Company or their Related Parties’ reliance on such disclaimer as a condition to entering into this Agreement, covenants and agrees not to assert it against the Company or their Related Parties whether under applicable securities law or otherwise, based on the Company or their Related Parties knowledge, possession or non-disclosure to the Holder of any material, non-public information concerning the Company.
     Section 3.9 Securities Act Representations. The Holder understands that the Convertible Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws by reason of the contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of Imperial and others upon these exemptions is predicated in part upon this representation by the Holder. No federal or state agency or regulatory authority has made any finding or determination as to the fairness of the offering of the Convertible Note for public investment, or any recommendation or endorsement of the Interests. The Holder further understands that the Convertible Note offered hereby may not be transferred or resold without registration under the Securities Act and any applicable state securities laws or the availability of an exemption from the requirements of the Securities Act and applicable state securities laws.
     Section 3.10. Investment Representation. The Holder (i) is acquiring the Convertible Note solely for its own account, and not for or on behalf of other persons; (ii) is acquiring such Convertible Note for investment purposes only, and not for resale or distribution; and (iii) has no contract, agreement, undertaking or arrangement, and no intention to enter into any contract, agreement, undertaking or arrangement to sell, transfer or pledge such Convertible Note or any part thereof. The Holder agrees that if the Convertible Note or any part thereof is sold or distributed in the future, the Holder shall sell or distribute them pursuant to the requirements of the Securities Act and applicable state securities laws. The Holder agrees that the Holder will not transfer any part of the Convertible Note without (i) obtaining an opinion of counsel satisfactory in form and substance to the counsel for the Company to the effect that such transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws or (ii) such registration.
ARTICLE IV
MISCELLANEOUS
     Section 4.1 Taxes. The Holder shall be responsible for and shall timely pay all Taxes imposed on the Holder as a result of the sale of the Notes and Shares and the other transactions contemplated or provided by this Agreement.
     Section 4.2 Certain Definitions. As used herein, the following terms have the following meanings:
     “Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under

EXECUTION COPY
common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
     “Beneficially Own” or “Beneficial Ownership” shall mean the following: A Person shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities of which such Person or any such Person’s Affiliates is considered to be a “Beneficial Owner” under Rule 13d-3 under the Securities Exchange Act of 1934 as in effect on the date hereof or of which such Person or any of such Person’s Affiliates or associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.
     “Business Day” means any day other than a Saturday or Sunday, or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to remain closed.
     “Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.
     “Person” or “person” shall mean an individual, firm, corporation, association, partnership, trust, joint venture, business trust or unincorporated organization, or any Governmental Entity.
     “Tax” or “Taxes” shall mean all foreign, federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes, charges, levies or like assessments imposed by a Governmental Entity, together with all interest, penalties and additions to tax thereon.
     Section 4.3 Survival. The representations and warranties of the parties contained in this Agreement, or in any instrument, certificate or other writing provided for in it, shall survive the Closing.
     Section 4.4 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or three Business Days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

EXECUTION COPY
          (i) If to Imperial Holdings, LLC:
Imperial Holdings, LLC
701 Park of Commerce Blvd., Ste. 301
Boca Raton, FL 33487
Attn: Antony Mitchell
Facsimile: 561.892-6313
          (ii) If to the Holders:
Branch Office of Skarbonka sp. z o. o.
Attn: Toni Portley
58, rue Charles Martel
L-2134 Luxembourg
Facsimile : +352(26) 73 88 94
Premium Funding, Inc.
Attn: Christopher D. Mangum
9350 Conroy Windermere Road
Windermere, FL 34786
     Section 4.5 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     Section 4.6 Amendments and Waivers.
          (a) Any provision of this Agreement may only be amended or waived if such amendment or waiver is in writing and is duly executed and delivered by the Company and each Holder.
          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
     Section 4.7 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby.
     Section 4.8 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns,

EXECUTION COPY
provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the non-assigning party hereto.
     Section 4.9 Releases.
          (a) The Holder hereby acknowledges and agrees that neither it nor any of its Affiliates has any claim or cause of action against the Company (or any of its Affiliates, officers, directors, employees, attorneys, consultants or agents) other than for the payment of the Purchase Price under this Agreement. Further, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Holder (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively for purposes of this Section 4.9(a), the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Company and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively for purposes of this Section 4.9(a), the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Closing Date arising out of, connected with or related in any way to the Shares or the Notes or any act, event or transaction related or attendant thereto, or the agreements of the Company contained therein on or prior to the Closing Date; provided nothing in this Section 4.9(a) shall relieve the Company from its obligation to pay the Purchase Price to the Holder on the Closing Date.
          (b) The Company hereby acknowledges and agrees that neither it nor any of its Affiliates have any claim or cause of action against the Holder (or any of its respective Affiliates, officers, directors, employees, attorneys, consultants or agents) other than to receive delivery of the Shares and delivery of the Notes (including accrued but unpaid interest) under this Agreement. Further, for and in consideration of the agreements contained in this Agreement and other good and valuable consideration, the Company (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively for purposes of this Section 4.9(b), the “Releasors”) do hereby fully, finally, unconditionally and irrevocably release and forever discharge the Holder and each of its respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively for purposes of this Section 4.9(b), the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Closing Date arising out of, connected with or related in any way to the Shares or the Notes or any act, event or transaction related or attendant thereto, or the agreements of the Holder contained

EXECUTION COPY
therein on or prior to the Closing Date; provided nothing in this Section 4.9(b) shall relieve any Holder from their obligation to deliver of the Shares and Notes, duly endorsed for transfer.
     Section 4.10 Governing Law; Venue.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.
          (b) Each party commits that in the event a dispute should arise under this Agreement or relating in any manner hereto, the parties shall first endeavor to resolve their dispute by good faith negotiations between or among the parties. If the parties are unable to resolve their dispute, then the matter shall be reviewed by a senior level executive of each party. In the event these senior officers are unable to resolve the matter, the parties agree to attempt to mediate their dispute within thirty (30) days after the dispute initially arose, using a third party mediator. All mediation proceedings shall be confidential, and no information exchanged in such mediation shall be discoverable or admissible in any litigation involving the parties. In the event the parties are unable to mediate their dispute to a satisfactory resolution, each (i) irrevocably submits to the jurisdiction of any State court sitting in Palm Beach County, Florida or the United States District Court for the Southern District of Florida in any action arising out of these agreements, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, and (iv) consents to the service of process by mail.
          (c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     Section 4.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their Affiliates with respect to the subject matter of this Agreement.
     Section 4.12 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 4.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.
     Section 4.14 Public Announcements. Subject to each party’s disclosure obligations imposed by law, each of the parties hereto agree that the terms of this Agreement shall not be disclosed or otherwise made available to the public and that copies of this Agreement shall not be publicly filed or otherwise made available to the public.

EXECUTION COPY
     Section 4.15 Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any Person other than the parties hereto any rights or remedies hereunder.
[Signature Page Follows]

EXECUTION COPY
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

IMPERIAL HOLDINGS, LLC

By:	/s/ Antony Mitchell

Name:	Antony Mitchell
Title:	CEO

BRANCH OFFICE OF SKARBONKA SP. Z O.O.

By:	/s/ John Kleynhas

Name:	John Kleynhans
Title:	Permanent Representative

PREMIUM FUNDING, INC.

By:	/s/ Chris Mangum

Name:	Chris Mangum
Title:	President

EXECUTION COPY
SCHEDULE I
AMOUNTS HELD
Indebtedness:

			Original
			Principal
Original Holder	Issue Date of		Amount on
(Current Holder)	Note[1]	Original Issuer (Current Issuer)	Issue Date

Jasmund Ltd. (Branch Office of Skarbonka sp. z o. o.)	8/20/2007	Originally Amalgamated Int'l Holdings S.A. (refinanced, renewed and assumed by Imperial Holdings, LLC)	$5,000,000
Jasmund Ltd. (Branch Office of Skarbonka sp. z o. o.)	12/12/2007	Originally Amalgamated Int'l Holdings S.A. (refinanced and assumed by Imperial Holdings, LLC)	$3,000,000
Jasmund Ltd. (Branch Office of Skarbonka sp. z o. o.)	6/5/2008	Imperial Holdings, LLC	$5,000,000
Jasmund Ltd. (Branch Office of Skarbonka sp. z o. o.)	8/8/2008	Imperial Holdings, LLC	$1,600,000
(Amount Converted to Equity)[2]			$(2,500,000)

Total			$12,100,000

Equity:

			Original Issue
Holder	Type (common or preferred)	Issuer	Price

Premium Funding, Inc.	112,500 Common Units	Imperial Holdings, LLC	$5,000,000
Premium Funding, Inc.	25,000 Series B Preferred Units	Imperial Holdings, LLC	$2,500,000 [3]

Total			$7,500,000

[1]	Each of these notes has been renewed and/or restated in one or more instances after the original issue date.

[2]	See footnote 3.

[3]	These preferred units were in substance issued in exchange for $2.5m of debt held by Branch Office of Skarbonka sp. z o. o. (in form, Premium Funding, Inc. contributed $2.5m to Imperial Holdings, LLC, which amount was in turn paid to Skarbonka Branch to repay $2.5m of the outstanding Skarbonka Branch debt).